UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2013

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
777 Third Avenue
New York, N.Y. 10017-1307
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Avon Products, Inc. (the “Company”) announced that Sara Mathew has been elected to its Board of Directors, effective January 1, 2014. Ms. Mathew has also been appointed to serve on the Finance Committee of the Board. As an independent non-management director, she will be compensated for her services in the manner described under “Director Compensation” in the Company's Proxy Statement, dated April 2, 2013.

Ms. Mathew, age 58, served as Chairman of the Board and Chief Executive Officer of The Dun & Bradstreet Corporation from July 2010 to October 2013 and will serve in an advisory role until year-end. Previously, she served in other leadership roles at Dun & Bradstreet, including Chief Executive Officer prior to assuming the Chairman role from January 2010 to June 2010, President from March 2007 to June 2010, Chief Operating Officer from March 2007 to December 2009 and Chief Financial Officer from August 2001 to February 2007. Before joining Dun & Bradstreet, Ms. Mathew had an 18-year career at Procter & Gamble, where she held a number of management positions, including Vice President of Finance in Asia and CFO of the global baby care business unit. Ms. Mathew is a member of the Zurich International Advisory Council and a director of The Campbell Soup Company and Freddie Mac.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Jeff Benjamin
Name: Jeff Benjamin
Title: Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

Date: December 18, 2013

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